Exhibit 99.1

INVESTOR RELATIONS REPORT

AVAILABLE ON THE WEB AT www.equityresearch.com

First Community Corporation (FCCO — NASDAQ SMALLCAP)

John A. Howard, CFA

October 20, 2004

Price:	$20.00	EPS *	2003A:	$1.08	P/E	2003A:	18.5 x
52 Wk Range:	$18.30-$24.50	(FY: DEC)	2004E:	$1.03		2004E:	19.4 x
Div/Div Yld:	$0.20 / 1.0%		2005E:	$1.14		2005E:	17.5 x
Shrs/Mkt Cap (mm):	2.8 / $56	Book Value:		$12.41	Price/Book Value:		1.61 x

Background

First Community Corporation (“the Company”) is the holding company for First Community Bank (“the Bank”), a Lexington, South Carolina-based commercial bank that began operations on August 17, 1995. The Company recently merged with DutchFork Bancshares, Inc. of Newberry, SC, the parent Company of Newberry Federal Savings Bank. As of September 30, 2004, First Community Corporation had $262 million in assets (pre-merger), although the merged entity is expected to have approximately $460 million in assets. Including the Newberry Federal Savings Bank branches, the Company has ten full-service offices located in Lexington, Forest Acres, Irmo, Cayce-West Columbia, Gilbert, Chapin, Northeast Columbia, Prosperity, and Newberry (two). First Community offers a wide-range of traditional banking products and services for professionals and small- to medium-sized businesses, including consumer and commercial, mortgage, brokerage and investment and insurance services. The Company also offers online banking to its customers. The Company’s stock trades on the NASDAQ SmallCap market under the symbol FCCO. With this report, we initiate coverage of First Community Corporation.

First Community Corporation Has an Impressive Track Record, Fundamentals are Solid

One of the more impressive banks in South Carolina, particularly in terms of its record of growth, is First Community Corporation. From 1999 to 2003, total assets increased at a 23% annualized rate, with loans and deposits growing at comparable rates. Moreover, the Company has consistently maintained higher asset quality than most other South Carolina banks. Additionally, it has done what we consider to be an excellent job building shareholder value. First Community achieved profitability only 15 months after it began operations in 1995, which is unusually quick for a start-up bank, and it has increased earnings every year since then with the exception of 1999, when it was in the process of opening three new branches and its provision for loan losses was higher than normal.

In fact, annualized growth in earnings per share from 1999 to 2003 was an impressive 21%. It began paying quarterly cash dividends in April of 2002, which we view as significant given that dividends are becoming an increasingly important component of long-term returns in equity investing. It has also taken steps to broaden its exposure to the investment community and to improve liquidity in its shares, a recent example of which was its decision to list its shares on the NASDAQ SmallCap market in January 2003. The combination of the strong record of growth with these shareholder enhancement initiatives has led to 72% appreciation in its shares over the past three years, about twice what it was for many bank indices over the same period.

SYMBOL: FCCO

TOTAL ASSETS: $262 MM

HQ: LEXINGTON, SC

CONTACT:

JOSEPH G. SAWYER

CHIEF FINANCIAL OFFICER

(803) 951-2265

FIRST COMMUNITY HAS HAD AN EXCELLENT RECORD OF GROWTH

IT HAS ALSO OPERATED QUITE SOUNDLY, WITH AN EXCELLENT RECORD OF SUPERIOR ASSET QUALITY

EARNINGS GROWTH HAS BEEN STRONG AS WELL, INCREASING AT A 21% ANNUAL RATE FROM 1999 TO 2003

ADDITIONALLY, THE COMPANY HAS ADOPTED A NUMBER OF INITIATIVES TO ENHANCE SHAREHOLDER VALUE, SUCH AS THE INITIATION OF A CASH DIVIDEND PROGRAM AND LISTING ON THE NASDAQ SMALLCAP MARKET

Merger With DutchFork Bancshares Should Help Sustain That Growth

On October 4, 2004, First Community completed its merger with DutchFork Bancshares, the holding company for Newberry Federal Savings Bank. As part of the merger, First Community has issued approximately 1.2 million shares and paid $19.3 million in cash to the former DutchFork Bancshares shareholders. We believe there will be a number of key benefits from the merger. First, the transaction significantly expands First Community’s branch network, adding three branches in Newberry County to the existing seven that are located in Richland and Lexington Counties. This additional size will also better enable the Bank to open new locations, such as the upcoming one in the Red Bank area, without as material a negative short-term impact on earnings. Additionally, we believe the merger will provide for synergies, not only in terms of fees and cost savings, but in personnel capabilities as well. Finally, we believe the transaction should leverage the Bank’s ability to make future acquisitions and could lead to more exposure to the investment community.

Third Quarter Earnings Increased 10%, Noninterest Income Growth was Strong

We are including a brief discussion of the financial results for First Community for the third quarter of 2004, though investors should note that these results do not include any of DutchFork Bancshares’ figures. (In accordance with purchase accounting, they will include them in the fourth quarter, beginning with the date of the merger.) First Community on a stand-alone basis reported an excellent third quarter. Net income totaled $493,000, or $0.29 per diluted share, up 10% (7% on an earnings per share basis) from $449,000, or $0.27 per diluted share, for the third quarter of 2003. The earnings growth was mainly driven by higher net interest income and noninterest income, which both increased in the double digits. Net interest income was up 12% to $2,167,000 for the third quarter of 2004, versus $1,942,000 for the year-ago quarter, while noninterest income grew 13% to $420,000 from $371,000 over the same period, with none of this growth due to securities gains. Noninterest expense totaled $1,800,000 for 2004’s third quarter, up 14% from 1,584,000 for the third quarter of 2003, while the provision for loan losses grew 14% to $40,000 for the third quarter of 2004 from $35,000 for the year-ago quarter.

For the nine months ended September 30, 2004, earnings declined slightly to $1,346,000, or $0.80 per diluted share, versus $1,358,000, or $0.82 per diluted share, for the year-ago period. As was the case with the quarterly results, earnings benefited from growth in net interest income (up 9%) and noninterest income (up 11%, excluding gains on the sale of securities). We would also note that First Community’s balance sheet growth remains excellent. From September 30, 2003 to September 30, 2004, assets grew 28%, net loans were up 13% and deposits increased 22%.

Asset Quality and Reserve Position

Nonperforming assets declined from the year-ago date, though we would note that they should increase next quarter due to the inclusion of DutchFork’s operations. NPAs (including other real estate owned and accruing loans that were more than 90 days past due) totaled $137,000, or 0.05% of assets, as of September 30, 2004, down 35% from $212,000, or 0.10% of total assets, as of September 30, 2003. The allowance for loan losses was $1,858,000, or 13.56 times NPAs, at September 30, 2004, compared to $1,881,000 (8.87 times NPAs) at the year-ago date. (First Community’s asset quality ratios compare favorably to a NPAs-to-assets ratio of 0.43% for the median of its SC peer group and a reserves-to-NPAs ratio of 1.66 times for the peer median.)

Projections

We are projecting the Company (including DutchFork’s operations) will earn $2.0 million, or $1.03 per share, for 2004, and $3.4 million, or $1.14 diluted earnings per share, for 2005. Obviously, the EPS figures include the effects of the additional shares outstanding from the merger. For stock quotes or to download an online version of this report, please visit Equity Research Services’ web site at www.equityresearch.com. Additional information can be obtained from the Company’s web site at www.firstcommunitysc.com.

ADDITIONAL INFORMATION UPON REQUEST

Copyright © 2004 Equity Research Services, Inc. All rights reserved. This material is for your information only and is not a solicitation, or an offer, to buy or sell securities mentioned. Equity Research Services, Inc. (“ERS”) is a firm involved in financial advisory, equity research, valuation and investor relations services. All reports generated by ERS for the purpose of investor relations are designated “Investor Relations Report,” and ERS receives a fee (from the company whose securities are described) for producing such reports. ERS may also act in a financial advisory role to the company. The information contained herein has been obtained from sources we believe reliable but in no way is guaranteed by us. Furthermore, this report contains forward-looking statements and projections that are based on certain assumptions and expectations. Accordingly, actual results may differ considerably from those reflected in this report due to such factors as those that are listed in the Company’s SEC filings. Any non-factual information in the report is our opinion and is subject to change without notice.

MERGER WITH DUTCHFORK BANCSHARES WAS COMPLETED ON OCTOBER 4, 2004

TRANSACTION PROVIDES MANY BENEFITS TO EACH ORGANIZATION, SUCH AS AN EXPANDED BRANCH NETWORK, SYNERGIES, AND AN ENHANCED ABILITY TO MAKE FUTURE ACQUISITIONS

THIRD QUARTER HIGHLIGHTS:

NET INCOME ROSE 10%, EPS WAS UP 7%

EPS: $0.29 VS. $0.27

NET INTEREST INCOME INCREASED 12%

NONINTEREST INCOME INCREASED 13%

NINE MONTHS HIGHLIGHTS:

EPS: $0.80 VS. $0.82

BALANCE SHEET GROWTH REMAINED STRONG

NPAS/ASSETS: 0.05%

RESERVES/NPAS: 13.56 X

RESERVES/LOANS HFI: 1.40%

EPS:

2003A: $1.08

2004E: $1.03

2005E: $1.14